As filed with the Securities and Exchange Commission on March 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIPLOMAT PHARMACY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	5122 (Primary Standard Industrial Classification Code Number)	38-2063100 (I.R.S. Employer Identification Number)

4100 S. Saginaw St.

Flint, MI 48507

(888) 720-4450

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sean Whelan

Chief Financial Officer

Diplomat Pharmacy, Inc.

4100 S. Saginaw St.

Flint, MI 48507

(888) 720-4450

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael S. Ben, Esq. Honigman Miller Schwartz and Cohn LLP 2290 First National Building 660 Woodward Avenue Detroit, MI 48226-3506 Telephone: (313) 465-7000 Fax: (313) 465-8000	William J. Whelan, III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019-7475 Telephone: (212) 474-1000 Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-202750

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, no par value per share	$47,468,725	$5,516

(1)          Includes shares that the underwriters have the option to purchase.

(2)          Based on the public offering price.

(3)          Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The registrant previously registered an aggregate of $237,343,900 of its shares of common stock on the Registrant’s Registration on Form S-1, as amended (File No. 333-202750) declared effective on March 25, 2015, for which a filing fee of $27,580 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of common stock, no par value. This registration statement relates to the Registrant’s prior registration statement on Form S-1 (Registration No. 333-202750), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective on March 25, 2015. The Prior Registration Statement is incorporated by reference herein.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay on its behalf to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on March 26, 2015), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Flint, State of Michigan, on March 25, 2015.

DIPLOMAT PHARMACY, INC.

By:	/s/ PHILIP R. HAGERMAN
Name: Philip R. Hagerman
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Philip R. Hagerman	Chief Executive Officer and Director	March 25, 2015
Philip R. Hagerman	(principal executive officer)

/s/ Sean M. Whelan	Chief Financial Officer, Director	March 25, 2015
Sean M. Whelan	(principal financial officer and principal accounting officer)

/s/ *	President, Director	March 25, 2015
Gary W. Kadlec

/s/ *	Executive Vice President, Operations,	March 25, 2015
Jeffrey M. Rowe	Director

/s/ *	Senior Vice President, Sales & Business	March 25, 2015
Atheer A. Kaddis	Development, Director

/s/ *	Director	March 25, 2015
David Dreyer

/s/ *	Director	March 25, 2015
Kenneth O. Klepper

By:	/s/ PHILIP R. HAGERMAN
Name: Philip R. Hagerman
Attorney-in-Fact

Exhibit Index

Exhibit number	Exhibit description	Filed herewith

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP	X
23.1	Consent of BDO USA, LLP	X
23.2	Consent of McGladrey, LLP	X
23.3	Consent of Honigman Miller Schwartz and Cohn LLP (contained in the opinion filed as Exhibit 5.1)
24.1

Power of Attorney (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-1 (Registration No. 333-202750), which was originally filed with the Securities and Exchange Commission on March 13, 2015).